Exhibit 10.2

SHARE PURCHASE AND NON-REDEMPTION AGREEMENT

This SHARE PURCHASE AND NON-REDEMPTION AGREEMENT (this “Agreement”), dated May     , 2023, by and among the [•] (the “Holder”) and Social Leverage Acquisition Corp I, a Delaware corporation (the “Company” or “SPAC”).

RECITALS:

WHEREAS, the Company has entered into a Business Combination Agreement, dated as of July 31, 2022, with W3BCLOUD Holdings Inc. (the “Target”), a Delaware corporation and SLAC Merger Sub, Inc., a Delaware corporation (the “Merger Sub”), which was amended by the Amendment to Business Combination Agreement, dated on or around April 21, 2023, among the SPAC, the Target and the Merger Sub (the Business Combination Agreement, as amended from time to time, is referred to herein as the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into the Target, with the Target surviving the merger as a wholly-owned subsidiary of the Company, and the Company will change its name to W3BCLOUD, Inc.

WHEREAS, as of the date of this Agreement, the Company has until February 17, 2024, to consummate an initial business combination (the “Business Combination”).

WHEREAS, the Holder is willing to not to seek redemption, or reverse any previously submitted redemption demand, of shares issued in SPAC’s initial public offering (the “IPO) (“Public Shares”) held or to be acquired by such Holder through to the business day following closing of the Business Combination, upon the terms set forth herein.

WHEREAS, on or about the date of this Agreement, the Holder and the Company executed a Voting, Share Purchase and Non-Redemption Agreement (the “Separate Agreement”) with respect to certain Public Shares held by the Holder which are not subject to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Non-Redemption.

(a) The Holder irrevocably and unconditionally hereby agrees to either not request redemption or to reverse any previously submitted redemption demand in connection with any vote of the stockholders of the Company in connection with which the Holder would otherwise have been entitled to redeem the Non-Redeemed Shares (as defined below) (including, without limitation, any proposal to extend the time the Company has to consummate an initial business combination, and in connection with the approval of the Business Combination) with respect to:

(i) [•] Public Shares held by the Holder as of the date of this Agreement (the “Existing Shares”); and

(ii) up to [•] Public Shares (the “Acquired Share Cap” and, the Acquired Share Cap together with the Existing Shares, the “Non-Redeemed Share Cap”) that the Holder may acquire on or prior to the date that is 30 calendar days from the date of this Agreement (the “Acquisition Deadline”),

(the Existing Shares, together with the number of Public Shares the Holder actually acquires on or before the Acquisition Deadline up to the Acquired Share Cap, the “Non-Redeemed Shares”).

(b) Upon the written request of the Holder, the Acquisition Deadline specified in Section 1(a)(ii) hereof may be extended with the written consent of the Company, which consent may be withheld in the Company’s sole and absolute discretion.

(c) Within two (2) business days of the Acquisition Deadline (as such date may be extended with the written consent of the Company pursuant to Section 1(b) hereof) the Holder hereby agrees to provide written notice to the Company:

(i) of the total number of Non-Redeemed Shares it has acquired pursuant to 1(a)(ii);

(ii) of the total number of Non-Redeemed Shares it held as of the Acquisition Deadline;

(iii) attaching evidence or proof of ownership of such Non-Redeemed shares in a form reasonably satisfactory to the Company; and

(iv) representing to the Company that no acquisition of Non-Redeemed Shares pursuant to 1(a)(ii) was made for a price of greater than $10.22 per Public Share.

(d) Subject to Section 1(f) hereof, the Holder further irrevocably and unconditionally hereby agrees to hold the Non-Redeemed Shares until the earlier of: (i) the business day following the meeting of the stockholders of the Company at which the stockholders vote on and approve the consummation of the Business Combination; and (ii) the Expiration Date (such earliest date, the “Non—Redemption End Date”).

(e) For the avoidance of doubt, except as provided in Section 1(f) hereof, the restrictions contained in this Section 1 and elsewhere in this Agreement do not apply to:

(i) any Public Shares held by the Holder that are, or otherwise become, subject to the Separate Agreement by and between the Holder and the Company; and

(ii) any additional Public Shares acquired by the Holder either in excess of the Non-Redeemed Share Cap or by the Holder after the Acquisition Deadline (as such date may be extended with the written consent of the Company pursuant to Section 1(b) hereof).

(f) Notwithstanding the foregoing or anything to the contrary herein:

(i) the Holder may transfer all or a portion of the Non-Redeemed Shares to another holder of shares of the Company’s Class A common stock (a “Second Holder”) which are subject to an agreement with the Company on materially the same terms as this Agreement (and, in any event, on terms no more favorable to such holder) (the “Comparable NRA”), provided that such transferred Non-Redeemed Shares will be subject to the terms of the Comparable NRA; and

(ii) the Holder acknowledges that any receipt of a transfer of shares of Class A common stock which is the subject of a Comparable NRA from a Second Holder will be subject to the restrictions, terms and conditions of this Agreement as if such shares of Class A common stock received from such Second Holder were Non-Redeemed Shares held as of the date of this Agreement, provided in each case, that the Holder notifies the Company within two (2) business days of such transfer to or from a Second Holder.

2. Covenant to Abstain. With respect to any meeting of the Company’s stockholders to approve the consummation of the Business Combination, the Holder irrevocably and unconditionally hereby agrees that it will and will cause any controlled affiliates to:

(a) attend, either virtually or by proxy, and cause all such shares to be counted as present thereat for purposes of establishing a quorum at any such meeting of the Company’s stockholders; and

(b) abstain from voting, either for or against, and proposal put to a vote of the stockholders of the Company relating to the consummation of the Business Combination.

3. Issuance of Class A Common Stock.

(a) In consideration of the agreement set forth in Sections 1 and 2 hereof, conditioned upon, immediately prior to, and substantially concurrently with the closing of a Business Combination (the “Closing”):

(i) provided that the Holder remains in compliance with Sections 1 and 2 hereof, the Company shall issue (the “Share Issuance”) to the Holder (or to a designee elected by the Holder by notice to the Company and approved by the Company (the “Designee”), pursuant to Section 7 hereto) a number of shares of Class A common stock equal to the sum of the number of Non-Redeemed Shares multiplied by 3.444444 (the “Class A Common Stock”). The Class A Common Stock shall be issued directly to the Holder (or its Designee) in book-entry form on the books and records of the Company’s transfer agent electronically via the Direct Registration System of the Depository Trust Company or in such other manner as the Company and the Holder shall agree upon Closing; and

(ii) as further consideration for the issuance of Class A Common Stock to the Holder (or its Designee) pursuant to the Share Issuance, the Holder hereby agrees to pay to the Company, at least one (1) business day prior to the Closing, an amount equal to $0.01 per share of Class A Common Stock issued to the Holder (or its Designee) pursuant to the Share Issuance by wire transfer of immediately available funds, to accounts designated by the Company at a financial institution to be chosen by the Company.

(b) In connection with the Share Issuance pursuant to Section 3(a), the Holder (or its Designee) shall be entitled, with respect to the Class A Common Stock issued to it, to the registration rights set forth in that certain registration rights agreement, dated as of February 11, 2021 (as may be amended from time to time, the “Registration Rights Agreement”), among Social Leverage Acquisition Sponsor I LLC (the “Insider”), the Company and the certain other parties thereto and the Holder shall execute a joinder thereto to become a “Holder” (as defined therein).

(c) The Holder (or its Designee, as applicable) shall not be required to forfeit or transfer the Class A Common Stock pursuant to this Section 3. The Company acknowledges and agrees that any Class A Common Stock received by the Holder (or its Designee) in the Share Issuance shall not be changed as a result of any earn-outs, forfeitures, transfers, restrictions, amendments or other arrangements agreed to by the Insider with respect to the shares of the Company’s Class B common stock held by the Insider.

(d) If at any time prior to a Business Combination the number of outstanding shares of common stock of the Company is increased or decreased by a consolidation, combination, split or reclassification of the common stock or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding common stock of the Company.

(e) The Holder shall, on or prior to the Non—Redemption End Date, execute and deliver to the Company a completed IRS Form W-9 or Form W-8, as applicable.

(f) Notwithstanding any other provision of this Agreement, the Company and any of its agents and representatives, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

4. Representations of Holder. The Holder hereby represents and warrants to the Company that:

(a) The Holder, in making the decision to enter into this Agreement and receive the Class A Common Stock from the Company, has not relied upon any oral or written representations or assurances from the Company or any of SPAC’s officers, directors, partners or employees or any other representatives or agents. The Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Class A Common Stock.

(b) This Agreement has been validly authorized, executed and delivered by the Holder and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Holder is a party which would prevent the Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Holder is subject.

(c) The Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Holder’s own legal counsel and investment and tax advisors, has sought such accounting, legal and tax advice as the Holder has considered necessary to make an informed decision with respect to the transactions contemplated by this Agreement, and has not received and is not relying on any statement, representation or warranty made by any person, firm or corporation (including without limitation the Company or its affiliates), other than as expressly set forth in Section 5 herein, in connection with the transactions contemplated by this Agreement

(d) The Holder will not, after the date hereof, acquire any Public Shares that will become subject to this Agreement as Non-Redeemed Shares at a purchase price of greater than $10.22 per Public Share.

(e) The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance of Class A Common Stock contemplated hereby will be made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(f) The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of Class A Common Stock contemplated hereby. The Holder acknowledges that it has provided the Company with certain documents and confirmations with respect to the Holder’s status as an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, including with respect to the disclosure of all liabilities necessary to made a determination of the Holder’s net worth, and confirms that any such information that has been furnished or that will be furnished by the Holder to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(g) The Holder is acquiring the Class A Common Stock solely for investment purposes, for such Holder’s own account, and not with a view to the distribution thereof in violation of the Securities Act and the Holder has no present arrangement to sell the Class A Common Stock to or through any person or entity except as may be permitted hereunder.

(h) The Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Class A Common Stock. The Holder is aware that an investment in the Class A Common Stock is highly speculative and subject to substantial risks. The Holder is cognizant of and understands the risks related to the acquisition of the Class A Common Stock and the restrictions relating to the Non-Redeemed Shares described or provided for in this Agreement. The Holder is able to bear the economic risk of its investment in the Company for an indefinite period of time and able to sustain a complete loss of such investment.

(i) The Holder is cognizant of and understands the risks related to the transfer restrictions and voting obligations with respect to the Non-Redeemed Shares provided for in Sections 1 and 2 of this Agreement. The Holder is able to bear the economic risk of its investment in the Company for an indefinite period of time and able to sustain a complete loss of such investment.

(j) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Holder in connection with the Share Issuance nor is the Holder entitled to or will accept any such fee or commission.

(k) The Holder understands that the Class A Common Stock are being offered and sold to the Holder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in this Agreement in order to determine the applicability of such provisions.

(l) The Holder understands that any election of a Designee pursuant to Sections 3(a)(i) and 7 of this Agreement is conditioned upon the Holder and the Designee complying with the requirements set out in Section 7 hereto, including that the Designee executes a Joinder to this Agreement in substantially the form attached hereto as Exhibit A.

5. Company Representations. The Company hereby represents and warrants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(b) The Class A Common Stock to be issued by the Holder pursuant to this Agreement shall be free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws and the transfer restrictions referred to in Section 3(c) hereof.

6. Disclosure; Exchange Act Filings. Within four (4) business days after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the execution of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. The Company agrees that the name of the Holder or its Designee, if any, shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

7. Joinder by Designee. Each party hereto acknowledges and agrees that the Holder may elect a Designee to be issued the Class A Common Stock Pursuant to the Share Issuance in place of the Holder, provided that:

(a) the Holder provides the Company written notice of the proposed Designee at least ten (10) business days prior to the Closing;

(b) the Company consents to the election of the Designee, which shall not be unreasonably withheld or delayed; and

(c) at least five (5) business days prior to the Closing, the Designee validly executes a Joinder to this Agreement in substantially the form attached hereto as Exhibit A (the “Joinder”), pursuant to which the Designee shall represent and warrant to the Company the matters set out in Section 4 hereto.

8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, including the conflicts of law provisions and interpretations thereof.

10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories. The delivery by facsimile or by electronic delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein.

11. Termination. This Agreement shall become null and void and of no force and effect upon the earliest to occur of:

(a) the mutual written consent of the parties hereto;

(b) at the discretion of the Holder, on July 1, 2023, if and only if the Company or the Target do not (in aggregate or individually), by June 30, 2023: (i) execute Subscription Agreements (as defined in the Business Combination Agreement) with the PIPE Investors (as defined in the Business Combination Agreement); (ii) execute definitive agreements with respect to Transaction Financing (as defined in the Business Combination Agreement); and/or (iii) execute definitive agreements with respect to any debt financing or with respect to funding to the Company or the Target in the form of equity or convertible or non-convertible debt, which together provide for an aggregate of at least USD$40 million in funding to the Company or the Target; and

(c) the effectuation of the Closing and the delivery of the Class A Common Stock to the Holder, or its Designee, as applicable,

(such earliest date, the “Expiration Date”).

12. Conditions to Share Issuance. Notwithstanding any provision in this Agreement to the contrary, the Company’s obligation to issue the Class A Common Stock to the Holder (or its Designee) pursuant to the Share Issuance shall be conditioned upon: (i) the Holder complying with Sections 1 and 2 hereof until termination of this Agreement (including, for the avoidance of doubt, the Holder holding the Non-Redeemed Shares until the business day following the meeting of the stockholders of the Company at which the stockholders vote on and approve the consummation of Business Combination, other than as permitted pursuant to Section 1(f) hereof); and (iii) the Closing occurring, and, in any case, the Share Issuance will only take place immediately prior to, and substantially concurrently with, the Closing.

13. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

14. Trust Account Waiver. The Holder acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of the IPO and certain proceeds of the private placement consummated simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of its public shareholders. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account (other than those that it may have as a shareholder of the Company), and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of the Holder or any of its related parties as a shareholder of the SPAC to the extent related to or arising from any shares of the SPAC.

15. Acknowledgement; Waiver. The Holder (i) acknowledges that the Insider and the Company may possess or have access to material non-public information which has not been communicated to the Holder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Insider, SPAC or any of the SPAC’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Securities and Exchange Act of 1934; and (iii) is aware that the Company is relying on the truth of the representations set forth in Section 4 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Share Purchase and Non-Redemption Agreement to be duly executed on their behalf as of the date first written above.

COMPANY:

SOCIAL LEVERAGE ACQUISITION CORP I

By:
Name: Paul Grinberg Title: Executive Chairman

HOLDER:

[•]

By:
Name: Title:

[Signature Page to Share Purchase and Non-Redemption Agreement]

EXHIBIT B

FORM OF JOINDER TO SHARE PURCHASE AND NON-REDEMPTION AGREEMENT

[•], 2023

1.

Reference is made to that certain Share Purchase and Non-Redemption Agreement, dated on or around May     , 2023 (as may be amended from time to time, the “Agreement”), by and among the [•] (the “Holder”) and Social Leverage Acquisition Corp I, a Delaware corporation (the “Company” or “SPAC”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.

Pursuant to Sections 3(a)(i) and 7 of the Agreement, the Holder has designated [•] (the “Designee”) as its designee to be issued the Class A Common Stock pursuant to the Share Issuance on the terms set out in the Agreement, and the Company has consented to the election of the Designee by the Holder.

3.	By executing this joinder (the “Joinder”), the Designee and each party hereto hereby agrees, as of the date first set forth above, that:

(a)	the Designee shall become a party to the Agreement (as it exists on the date of this Joinder solely with respect to the issuance of Class A Common Stock pursuant to the Share Issuance);

(b)

the Designee shall be bound by the terms and provisions of the Agreement as if it were the Holder, and will be deemed to have given the representations and warranties as set out in Section 4 of the Agreement for the benefit of the Company, and shall entitled to the rights of the Holder under the Agreement, each only to the extent applicable with respect to the issuance of the Class A Common Stock to the Designee pursuant to the Share Issuance.

4.	For the avoidance of doubt, the following provisions of the Agreement will not be applicable with respect to the Designee: Section 1 and Section 2.

5.

This Joinder may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Joinder shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories. The delivery by facsimile or by electronic delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) of this Joinder with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein.

[Signature Page Follows]

COMPANY:

SOCIAL LEVERAGE ACQUISITION CORP I

By:
Name: Title:

HOLDER:

[•]

By:
Name: Title:

DESIGNEE:

[•]

By:
Name: Title: